UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2015

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 6, 2015, we held our annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect seven directors, each to serve until our next annual meeting and until their respective successors are elected and qualified, and (2) to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see our definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015.

Proposal 1: Elect seven directors to hold office until our next annual meeting and until their respective successors are elected and qualified:

	For	Withheld	Broker Non-Votes
Dickerson Wright	3,486,936	428	1,572,702
Alexander A. Hockman	3,464,698	22,666	1,572,702
Donald C. Alford	3,459,693	27,671	1,572,702
Jeffrey A. Liss	3,484,128	3,236	1,572,702
William D. Pruitt	3,484,713	2,651	1,572,702
Gerald J. Salontai	3,484,128	3,236	1,572,702
Francois Tardan	3,487,136	228	1,572,702

Proposal 2: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2015:

For	4,942,234
Against	93,333
Abstain	2,897
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer